EXHIBIT 99.5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on this Schedule 13D dated December 16, 2021 (including amendments thereto) with respect to the common stock of Kayne DL 2021, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such statement.

Dated: December 16, 2021

UAW RETIREE MEDICAL BENEFITS TRUST

By:	/s/ Garon Meikle
Name: Garon Meikle
Title: Controller

UAW CHRYSLER RETIREES MEDICAL BENEFITS PLAN

By:	/s/ Garon Meikle
Name: Garon Meikle
Title: Controller

UAW FORD RETIREES MEDICAL BENEFITS PLAN

By:	/s/ Garon Meikle
Name: Garon Meikle
Title: Controller

UAW GM RETIREES MEDICAL BENEFITS PLAN

By:	/s/ Garon Meikle
Name: Garon Meikle
Title: Controller

HERSHEL HARPER

/s/ Hershel Harper